UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2007

WEST PHARMACEUTICAL SERVICES, INC. (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	1-8036 (Commission File Number)	23-1210010 (I.R.S. Employer Identification Number)

101 Gordon Drive, PO Box 645 Lionville, PA (Address of Principal Executive Offices)	19341-0645 (Zip Code)

(610) 594-2900 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05. Costs Associated with Exit or Disposal Activities.

(a) On December 11, 2007, the Board of Directors of West Pharmaceutical Services, Inc. (the “Company”) unanimously approved a restructuring plan for its Tech Group segment. The Plan proactively addresses the recent reduction in business due to changes in customers’ marketing plans by reducing the operating costs and increasing the manufacturing efficiency of the segment. The restructuring aligns the plant capacity and workforce with the current business outlook and longer-term strategy of focusing the business on proprietary products.

The Company will be able to reduce spending throughout the Tech Group segment by consolidating two tool production operations into one facility in Scottsdale, AZ, and by reductions and consolidations at other production, engineering and administrative operations in North America. The plan is expected to be completed by December 2008. As a result of the restructuring, the Tech Group workforce will be reduced by approximately 250 workers, or 13%.

(b) The major costs expected to be incurred in connection with this restructuring are listed below:

Severance	$3.8 million
Asset write-offs	$4.7 million
Other exit costs	$3.5 million

(c) The Company estimates that it will incur up to $12 million in restructuring charges, including an estimated $2.5 million, or $0.05 per diluted share, in 2007 and an estimated $9.5 million, or $0.19 per diluted share, in 2008.

(d) The Company estimates that $7.3 million of the costs expected to be incurred will be paid in cash. The remaining $4.7 million of non-cash charges are associated with asset write-offs.

Item 2.06. Material Impairments.

(a) On October 18, 2007, Pfizer, Inc. announced its decision to exit the Exubera® inhaled insulin product. Nektar Therapeutics, the product’s developer and Tech Group’s customer, has stopped ordering the Exubera® inhalation device that the Tech Group manufactures. The Company has a $13.1 million intangible asset associated with the Nektar contract, which it feels is substantially impaired. As a result, on December 11, 2007, the Board of Directors of the Company approved the recognition of an impairment charge associated with the Nektar contract.

(b) The Company expects to recognize an impairment charge, related to the intangible asset, in the range of $11 million to $13.1 million in the fourth quarter of 2007. The Company’s inhalation device production facility is not directly affected by the restructuring plan addressed above, and the Company continues to expect that the costs of that facility, including any costs related to a curtailment of that operation, are recoverable under its supply agreement.

(c) None of the costs incurred is expected to result in cash expenditures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 11, 2007, the Board of Directors of the Company approved amendments to the compensatory arrangements with certain named executive officers (“NEOs”) primarily to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The amendments are summarized below.

Amendments to CEO Employment Agreement and Executive Change-in-Control Agreements

The Company amended (i) the Employment Agreement, dated as of April 30, 2000, between the Company and its Chairman and CEO Donald E. Morel, Jr. (the “Employment Agreement”), and (ii) Change in Control Agreements (the “CIC Agreements”) of various dates between the Company and each of the following other NEOs: Steven A. Ellers, William J. Federici and John R. Gailey III.

The Employment Agreement and each CIC Agreement were amended as follows:

1)	Post-termination outplacement assistance was limited to the period ending on the last day of the second year following termination;

2)

The gross-up for any excise tax on excess parachute payments under Section 4999 of the Code will be paid in accordance with the timing rules under Section 409A, including a requirement that the payment of the gross-up is delayed for six months following termination of employment;

3)	Payments of unvested 401(k) plan and non-qualified deferred compensation plan balances will be delayed for six months following the termination of employment;

4)	Each NEO must make final elections as to distribution method (lump sum or installments)on or before December 31, 2008, when the election will become irrevocable; and

5)	Severance payments will cease when an NEO reaches “Normal Retirement Age” or retires early under the Company’s qualified retirement plan, and not when the NEO could be “compelled to retire.”

Amendments to the Non-Qualified Deferred Compensation Plan for Designated Employees (“Deferred Comp Plan”)

At a meeting on December 11, 2007, the Compensation Committee of the Board of Directors amended the Deferred Comp Plan. The amendments generally provide for certain changes that the Company believes are necessary and appropriate to comply with the requirements of Section 409A of the Code. The amendments were as follows:

1)	A 90-day eligibility waiting period was added to the Deferred Comp Plan consistent with the Company’s 401(k) plan;

2)	Newly eligible participants will not be able to defer their annual or long-term bonuses until their second year of eligibility;

3)

Distributions may be delayed if (i) the ability of the Company to remain as a going concern is jeopardized, (ii) it is necessary to comply with applicable law, or (iii) prior to a change of control of the Company only, to the extent necessary to ensure a deduction under Section 162(m) of the Code;

4)

Benefits less than the threshold in Section 402(g) of the Code (currently $15,500), will be paid as soon as practicable following a termination of employment in a lump sum without regard to an employee’s elections;

5)	Distributions may be accelerated to the extent required to pay employment taxes;

6)	Deferral elections may be suspended in the event of an unforeseeable emergency or disability;

7)

The investment of all matching contributions on salary deferrals will be amended to be aligned with the Company’s 401(k) plan, so that any employee with three years of service will be able to elect to have these matching contributions deemed invested in the mutual funds available under the Deferred Comp Plan instead of solely in Company stock;

8)	Pre-2005 account balances will be accounted for separately from post-2004 account balances;

9)	Distributions of post-2004 account balances upon separation from service of key employees will be delayed for six months to the extent required by Section 409A;

10)	All participants must make final elections as to method (lump sum or installments) and timing of distributions of post-2004 account balances;

11)	Elections of amounts earned or vested after December 31, 2008 will include the time and form of payment and will be irrevocable when made; and

12)	Certain other technical changes required by Section 409A, including amending or adding certain definitions for “Separation from Service,” “Disability” and “Unforeseeable Emergency.”

Amendments to Steven A. Ellers Non-Competition Agreement

The Board also amended the Non-Competition Agreement, dated as of October 5, 1994, between the Company and its President and Chief Operating Officer Steven A. Ellers (the “Non-Competition Agreement”). The amendments provide that any salary continuation payments following termination of employment shall be delayed for six months following termination when a lump sum payment equal to six installments will be paid and to provide that Mr. Ellers may not receive payments under both the Non-Competition Agreement and his CIC Agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2007, the Board of Directors approved amendments to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Bylaws (the “Bylaws”), in each case to specifically allow for the issuance and transfer of uncertificated shares of the Company’s capital stock. The amendments became effective upon the filing of the amendments to the Articles with the Pennsylvania Department of State on December 17, 2007.

The full text of the amended and restated Articles is filed as Exhibit 3.1 to this Current Report, and new Section 9 of the Articles is incorporated herein by reference. The full text of the Bylaws, as amended, is filed as Exhibit 3.2 to this Current Report, and amended Article V, Sections 1 and 2 thereof are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Articles of Incorporation of West Pharmaceutical Services, Inc., effective December 17, 2007
3.2	Bylaws of West Pharmaceutical Services, Inc., as amended effective December 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2007	By: /s/ JOHN R. GAILEY III John R. Gailey III Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of West Pharmaceutical Services, Inc., effective December 17, 2007

3.2	Bylaws of West Pharmaceutical Services, Inc., as amended effective December 17, 2007